UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 10, 2007

Date of Report (Date of earliest event reported)

Tripos, Inc.

 (Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On April 10, 2007, 1699-1701 South Hanley Road, LLC, a Missouri limited liability company, ("Purchaser") and Tripos Realty, LLC, a wholly owned subsidiary of Tripos, Inc. (the "Company") entered into a Third Amendment to the Purchase Agreement, dated February 4, 2007 (the "Amendment"), pursuant to which the Purchaser was to purchase the headquarters building of the Company located at 1699 South Hanley Road, Brentwood, Missouri.  Pursuant to the Amendment, certain adjustments to the sale price of the building were increased, decreasing the adjusted purchase price from $4,152,000 to $3,973,000.  In addition, the term of the lease was reduced from 10 months to 7 months, resulting in a decrease in the lump sum deposit of rent required at closing from $597,000 to $418,000.  The net result of these adjustments did not change the net proceeds to the Company from the sale.

The above description of the Amendment does not purport to be a complete statement of the parties' rights and obligations thereunder and the transactions contemplated thereby.  The Amendment is included as Exhibit 10.1 to this Report and the foregoing description is qualified in its entirety by reference to the exhibits.

Item 7.01.       Information Provided Under Item 7 Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01, Regulation FD Disclosure.

On April 12, 2007, the Purchaser and the Company completed the purchase and sale of the headquarters building of the Company pursuant to a Purchase Agreement dated February 4, 2007, as amended, between the Purchaser and Tripos Realty LLC, a wholly-owned subsidiary of the Company.  The transaction between the unrelated parties was completed one day later than anticipated.

As discussed above, the sale price for the building was $4,700,000 less adjustments totaling $727,000 resulting in a net purchase price of $3,973,000.  Sales commissions, fees and other closing costs reduced the net proceeds to approximately $3,693,000.  At closing, the Company entered into a 7-month lease for a portion of the building and made a lump sum deposit of the full rental amount of $418,000.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

10.1      Third Amendment to Purchase Agreement, dated as of April 10, 2007, by and among Tripos Realty LLC and 1699-1701 South Hanley Road, LLC

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ John P. McAlister

John P. McAlister

President and
Chief Executive Officer

Date: April 12, 2007

Exhibit 10.1

THIRD AMENDMENT TO PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made and executed as of the 10th day of April, 2007, by and between TRIPOS REALTY, LLC, a Missouri limited liability company ("Seller"), and 1699-1701 SOUTH HANLEY ROAD, LLC, a Missouri limited liability company ("Purchaser").

WITNESSETH:

WHEREAS, the parties entered into that certain Purchase Agreement dated as of the 4th day of February, 2007 (as the same may be amended, modified, extended, renewed, supplemented or restated from time to time, the "Agreement") whereby Seller agreed to sell and Purchaser agreed to purchase the real property generally described as 1699 - 1701 South Hanley Road in the County of St. Louis, State of Missouri and more particularly described on Exhibit A attached hereto and made a part hereof, containing approximately 2.56 acres, together with any and all buildings, attachments, improvements, permanent fixtures, easements and appurtenances thereto (the "Property"); and

WHEREAS, the parties desire to amend certain terms of the Agreement pursuant to Section 17(b) thereof;

                        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                        1.         The foregoing recitals are hereby incorporated into this Amendment and the Agreement and form a material part thereof.

2.         Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

3.         In addition to the credit for the sprinkler system in the amount of One Hundred Thirty-Seven Thousand Four Hundred Seventy-Five and 00/100 Dollars ($137,475.00), Seller shall provide to Purchaser at Closing a building inspection credit in the amount of Five Hundred Eighty-Nine Thousand Six Hundred and Nine and 76/100 Dollars ($589,609.76), for a total sprinkler and building inspection credit of Seven Hundred Twenty-Seven Thousand and Eighty-Four and 76/100 Dollars ($727,084.76), which such credit shall be applied to the Purchase Price at Closing.

4.         As additional consideration for the Agreement, Seller shall provide to Purchaser at Closing a credit in addition to the credit provided in Paragraph 3 above in the amount of Four Hundred Eighteen Thousand and Sixty and 44/100 Dollars ($418,060.44), which such credit shall represent a lump sum rental payment with respect to the Post Closing Lease and shall be applied to the Purchase Price at Closing.

5.         Section 13 of the Agreement is hereby deleted in its entirety and replaced with the following:

Events of Closing.  At Closing, (i) Seller shall execute and deliver the Deed to Purchaser in accordance with Section 4 of this Agreement; (ii) Seller shall execute and deliver a title affidavit in customary form, stating that, without limitation, there are no leases, liens, judgments, claims or bankruptcies affecting the Property; (iii) Seller shall execute such other instruments as the Title Company shall reasonably require; (iv) Purchaser shall deliver into escrow with the Title Company the balance of the Purchase Price, subject to the adjustments and offsets herein provided, by cash or wire transfer of immediately available funds, minus (a) a lump sum rental payment with respect to the Post Closing Lease in the amount of Four Hundred Eighteen Thousand and Sixty and 44/100 Dollars ($418,060.44) and (b) a credit in the amount of Seven Hundred Twenty-Seven Thousand and Eighty-Four and 76/100 Dollars ($727,084.76); (v) the Title Company shall pay the adjusted Purchase Price to Seller (after application of credits and prorations); (vi) Purchaser and Seller's parent company shall execute and deliver the Post Closing Lease; and (vii) Seller and Purchaser shall also execute and deliver such additional documents as may be necessary at Closing or thereafter to conclude the sale of the Property as contemplated by this Agreement.

6.         At Exhibit B to the Agreement, Section 2.1 is hereby deleted in its entirety and shall be replaced with the following:

2.1        Term:  The "Term" of this Lease shall commence on April 11, 2007 (the "Commencement Date") and shall expire at 11:59 p.m. on November 11, 2007, unless sooner terminated as provided herein.

                        7.         At Exhibit B to the Agreement, Section 3 is hereby deleted in its entirety and shall be replaced with the following:

SECTION 3.  TERM RENT.  On the date hereof, Tenant shall pay Landlord "Term Rent" in an amount of  $418,060.44.  Term Rent is rent for the period of April 11, 2007 to November 11, 2007.

8.         At Exhibit B to the Agreement, the words "Term Rent" as they appear shall mean Four Hundred Eighteen Thousand and Sixty and 44/100 Dollars ($418,060.44)

9.         Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect, and the same are hereby ratified and confirmed.  No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, and a reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

                                                                        "SELLER"

TRIPOS REALTY, LLC, a Missouri limited liability company

By:

Name:

                                                                        Title:

"PURCHASER"

1699-1701 SOUTH HANLEY ROAD, LLC, a Missouri limited liability company

By:

Name:

Title:

EXHIBIT A

Legal Description of the Property

A tract of land in Section 22, Township 45 North, Range 6 East, St. Louis County, Missouri and being more particularly described as:

Beginning at a point on the West line of Hanley Road, said point being the Northeast corner of property conveyed to Humane Society of St. Louis County by deed recorded in Book 1750, Page 284 of the St. Louis County Records, said line being also the East-West center line of said Section 22; thence North 88 degrees 16 minutes 11 seconds West 503.01 feet along the North line of said Humane Society of St. Louis County property, being also the East-West center line of said Section 22 to a point; thence North 3 degrees 49 minutes 26 seconds East 86.45 feet to a point; thence South 88 degrees 00 minutes 26 seconds East 89.39 feet to a point; thence North 1 degree 47 minutes 07 seconds East 185.78 feet to the South line of Home Depot Subdivision, according to the plat thereof recorded in Book 344, Page 345 of the St. Louis County Records; thence South 88 degrees 10 minutes 19 seconds East 360.44 feet along the South line of Home Depot Subdivision to the West line of Hanley Road as widened by deed recorded in Book 6430, Page 701 of the St. Louis County Records; thence along a curve to the left whose radius point bears North 89 degrees 07 minutes 37 seconds East 756.20 feet from the last mentioned point, an arc distance of 242.00 feet along said West line of Hanley Road to a point; thence South 00 degrees 36 minutes 58 seconds West 35.25 feet along the West line of Hanley Road to the point of beginning and containing 111,705 square feet (2.56 acres) according to survey by the Clayton Engineering Company August, 1997.